SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 27, 2004

(Date of report)

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-31275	59-3635262
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

855 Dunbar Avenue

Oldsmar, FL 34677

(Address of Principal Executive Offices)

(727) 548-8345

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

The Financing

On May 28, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”), under which the Company issued and sold to Laurus in a private placement (i) $4,000,000 of Series A Preferred Stock of its subsidiary that is convertible into shares of common stock of the Company (the “Series A”), and (ii) warrants to purchase 820,000 shares of common stock at a price equal to $1.87 per share, exercisable until May 27, 2011 (the “ Series A Warrants”).

The stated value of the Series A is $4,000,000. The Series A pays dividends at the rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus two percent (2%). Dividends on the Series A are payable monthly commencing December 1, 2004 (accruing from May 27, 2004), and may be paid, at the investor’s option, in (i) cash at a 2% premium, or (ii) shares of common stock (but subject to the conversion requirements discussed below). If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $1.67 (107% of the average closing price of the common stock for the ten trading days immediately prior to the issuance date of the Series A). If the average closing price of the common stock for five consecutive trading days is greater than $1.92 (115% of the conversion price), Laurus is required to convert their Series A into an amount equal to the lesser of (i) 20% of the aggregate dollar trading volume of the common stock for such five consecutive trading days, or (ii) all of the Series A then outstanding. The Company may only make one such conversion demand every month. The holder shall not be entitled to convert any amount which would result in the holder being the beneficial owner of more than 4.99% of the Company’s common stock, unless 75 days’ prior notice is given to the Company or the Company is in default of its obligations.

The net proceeds of this offering are placed in a restricted account and pledged as collateral for the stated value, dividends and fees related to the Series A that has not been converted or redeemed.

The issuance of the above-referenced securities were exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of Laurus that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the transaction documents attached as exhibits to this Form 8-K.

The Company issued a press release on June 1, 2004 announcing the transaction described above which is also attached hereto as Exhibit 99.1.

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ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit Number	Description

3.1	Subsidiary Certificate of Designation for the Series A Convertible Preferred Stock

4.1	Securities Purchase Agreement dated as of May 27, 2004.

4.2	Registration Rights Agreement dated as of May 27, 2004.

4.3	Form of Common Stock Purchase Warrant dated as of May 27, 2004.

4.4	Stock Pledge Agreement dated May 27, 2004

4.5	Subsidiary Guarantee dated May 27, 2004

4.6	Series A Bank Escrow Agreement dated May 27, 2004

4.7	Subsidiary Account Side Letter dated May 27, 2004

4.8	Restricted Account Agreement dated May 27, 2004

99.1	Press release

[remainder intentionally blank]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTICAL HEALTH SOLUTIONS, INC.

By:	/s/ STEPHEN M.WATTERS
Stephen M. Watters, Chief Executive
Officer and Chief Financial Officer

Dated: June 2, 2004

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